Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Breana Whalen, Breana.Whalen@Navistar.com, 331-332-3056
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS SECOND QUARTER 2021 RESULTS

•	Reports second quarter 2021 net income of $163 million, or $1.63 per diluted share, on revenues of $2.2 billion.

•	Generates adjusted EBITDA of $198 million and adjusted net income of $72 million in the second quarter.

•	Finishes the second quarter with $1.2 billion in manufacturing cash.

•	Remains on track to close TRATON merger in mid-2021.

LISLE, Ill. — June 8, 2021 — Navistar International Corporation (NYSE: NAV) today announced a second quarter 2021 net income of $163 million, or $1.63 per diluted share, compared to second quarter 2020 net loss of $38 million, or $0.38 per diluted share. The results in the second quarter of 2021 included $91 million of tax-effected significant items.

Second quarter 2021 adjusted net income was $72 million compared to a loss of $10 million in second quarter 2020.

Revenues in the quarter were $2.2 billion, compared to $1.9 billion in the second quarter last year.

Chargeouts in the company’s Core (Class 6-8 trucks and buses in the United States and Canada) market were 13,900 units in the second quarter of 2021.

Second quarter 2021 adjusted EBITDA nearly doubled year-over-year to $198 million, or 9.2% of revenue, versus $88 million, or 4.6% of revenue, a year ago.

Navistar finished second quarter 2021 with $1.2 billion in consolidated cash and cash equivalents, including $1.2 billion in manufacturing cash and cash equivalents.

The company has increased production line rates in all of its vehicle assembly plants, including adding a second shift to its truck assembly plant in Escobedo, Mexico. The pace of the increases has been slower than planned due to supply chain constraints.

“We delivered strong operating results in our second quarter,” said Persio Lisboa, chief executive officer, Navistar. “The strong trucking industry, fueled by robust economic growth, is supporting higher order activity by our customers and our team is working hard to overcome the supply chain challenges to best support their transportation needs.”

The company made progress on its Navistar 4.0 business strategy throughout the quarter. In March, the company launched a new aftermarket product line to provide high-quality aftermarket parts for Class 2-5 diesel engines and engine components called Diamond Advantage Diesel Parts. Diamond Advantage parts will be distributed through Navistar’s parts distribution centers to warehouse distributors, diesel parts specialists and the International dealer network. The new product line reflects the company’s commitment to supporting customers on the road through an extensive Class 2-8 product offering.

In the connected space, the company announced the upcoming availability of Cummins Connected Software Updates and programmable trim parameters for their X15 engines through Navistar’s OnCommand Connection portal. This integration builds upon the company’s over-the-air capability on the International® A26 engine – making it the first and only OEM to use a single, factory-installed device to equip multiple engine models with remote programming. This is enabled by Navistar’s second-generation telematics devices, which began production in mid-2019.

In electric, the company delivered its first electric school buses to Canada. The 18 electric CE Series school buses were delivered by Western Canada Bus to British Columbia School Districts. The company also announced that it has over 100 orders for its electric CE Series.

The company is also strengthening its manufacturing footprint. Its San Antonio, Texas, manufacturing facility is on schedule to begin production of vehicles in early 2022 and the expansion of its Huntsville, Alabama, engine facility remains on track for completion in the first half of 2023.

The company is also making progress related to its pending merger with TRATON, which remains on track to close in the middle of 2021. The company has announced a conditional call of the 9.5 percent Senior Secured Notes and its 4.75 percent Tax Exempt Bonds upon the closing of the merger.

“Guided by our Navistar 4.0 strategy and fueled by the hard work of our team, Navistar is capitalizing on the strong demand in the industry today,” said Lisboa. “This, together with the many opportunities available to us when our merger with TRATON is complete, leads to a very exciting future for our company, our customers and all of our stakeholders.”

SEGMENT REVIEW

Summary of Financial Results:

	(Unaudited)
	Three Months Ended April 30,		Six Months Ended April 30,
(in millions, except per share data)	2021	2020	2021	2020
Sales and revenues, net	$2,162	$1,925	$3,974	$3,763
Segment Results:
Truck	$189	$(51)	$108	$(109)
Parts	135	103	246	222
Global Operations	36	(13)	42	(13)
Financial Services	15	24	27	41
Income (loss) from continuing operations, net of tax(A)	$163	$(38)	$81	$(74)
Net income (loss)(A)	163	(38)	82	(74)
Diluted income (loss) per share from continuing operations(A)	$1.63	$(0.38)	$0.81	$(0.74)
Diluted income (loss) per share(A)	$1.63	$(0.38)	$0.82	$(0.74)

(A)	Amounts attributable to Navistar International Corporation.

Truck Segment – In second quarter 2021, Truck segment net sales were $1.5 billion, a 7 percent increase versus second quarter last year. The increase was primarily driven by higher used truck volumes, higher sales of GM branded units and higher Mexico volumes.

The Truck segment reported a net profit of $189 million in second quarter 2021, compared to a loss of $51 million in second quarter 2020. The increase was primarily driven by a gain from an increase in fair value of the equity security investment in TuSimple and higher sales, partially offset by a charge for a tentative legal settlement and higher warranty costs.

Parts Segment – For second quarter 2021, Parts segment net sales were $524 million, an 18 percent increase from second quarter 2020. The increase was primarily driven by higher volumes in the U.S. and Canada.

The Parts segment generated a second quarter profit of $135 million, up 31 percent compared to the second quarter last year. The increase was primarily driven by higher sales.

Global Operations Segment – In second quarter 2021, Global Operations segment net sales increased 171 percent versus second quarter 2020 to $138 million. The increase was primarily driven by higher engine and power generator volumes, the recognition of an estimated benefit related to Brazilian tax credits, and higher parts sales revenues in South American operations.

The Global Operations segment recorded a profit of $36 million in the second quarter of 2021, compared to a loss of $13 million in second quarter 2020. The increase was primarily due to higher revenues in 2021 and the recording of asset impairment charges in second quarter 2020.

Financial Services Segment – In second quarter 2021, Financial Services segment reported net revenues of $50 million compared to $64 million in second quarter 2020. The decrease was primarily driven by lower average yields.

The Financial Services segment recorded a profit of $15 million in the quarter, compared to $24 million in second quarter 2020. The decrease was primarily driven by lower revenues partially offset by a decrease in interest expense resulting from lower borrowing requirements and lower borrowing rates.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Navistar International Corporation assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31,2020 and our quarterly report on Form 10-Q for the period ended April 30, 2021. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions, except per share data)	2021	2020	2021	2020
Sales and revenues
Sales of manufactured products, net	$2,121	$1,877	$3,890	$3,671
Finance revenues	41	48	84	92

Sales and revenues, net	2,162	1,925	3,974	3,763

Costs and expenses
Costs of products sold	1,731	1,624	3,238	3,153
Restructuring charges	2	—	23	1
Asset impairment charges	4	13	35	13
Selling, general and administrative expenses	304	170	509	352
Engineering and product development costs	88	78	172	164
Interest expense	62	63	126	128
Other (income) expense, net	(251)	2	(256)	13

Total costs and expenses	1,940	1,950	3,847	3,824
Equity in loss of non-consolidated affiliates	(3)	(1)	(4)	(2)

Income (loss) before income taxes	219	(26)	123	(63)
Income tax expense	(51)	(7)	(33)	(2)

Income (loss) from continuing operations	168	(33)	90	(65)
Income from discontinued operations, net of tax	—	—	1	—

Net income (loss)	168	(33)	91	(65)
Less: Net income attributable to non-controlling interests	5	5	9	9

Net income (loss) attributable to Navistar International Corporation	$163	$(38)	$82	$(74)

Amounts attributable to Navistar International Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$163	$(38)	$81	$(74)
Income from discontinued operations, net of tax	—	—	1	—

Net income (loss) attributable to Navistar International Corporation common stockholders	$163	$(38)	$82	$(74)

Income (loss) per share attributable to Navistar International Corporation
Basic:
Continuing operations	$1.63	$(0.38)	$0.81	$(0.74)
Discontinued operations	—	—	0.01	—

Basic	$1.63	$(0.38)	$0.82	$(0.74)

Diluted:
Continuing operations	$1.63	$(0.38)	$0.81	$(0.74)
Discontinued operations	—	—	0.01	—

Diluted	$1.63	$(0.38)	$0.82	$(0.74)

Weighted average shares outstanding:
Basic	99.9	99.7	99.9	99.6
Diluted	100.2	99.7	100.2	99.6

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

(in millions, except per share data)	As of April 30, 2021	As of October 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,233	$1,843
Restricted cash and cash equivalents	402	64
Trade and other receivables, net	283	273
Finance receivables, net	1,360	1,371
Inventories, net	1,017	763
Other current assets	356	263

Total current assets	4,651	4,577
Restricted cash	67	66
Trade and other receivables, net	7	7
Finance receivables, net	258	251
Investments in non-consolidated affiliates	26	31
Property and equipment (net of accumulated depreciation and amortization of $2,317 and $2,335, respectively)	1,263	1,298
Operating lease right of use assets	123	119
Goodwill	38	38
Intangible assets (net of accumulated amortization of $139 and $138, respectively)	18	18
Deferred taxes, net	121	117
Other noncurrent assets	512	115

Total assets	$7,084	$6,637

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$843	$640
Accounts payable	1,529	1,278
Other current liabilities	1,517	1,453

Total current liabilities	3,889	3,371
Long-term debt	4,624	4,690
Postretirement benefits liabilities	1,439	1,705
Other noncurrent liabilities	772	693

Total liabilities	10,724	10,459
Stockholders’ deficit
Series D convertible junior preference stock	2	2
Common stock, $0.10 par value per share (103.1 shares issued and 220 shares authorized at both dates)	10	10
Additional paid-in capital	2,721	2,726
Accumulated deficit	(4,491)	(4,566)
Accumulated other comprehensive loss	(1,758)	(1,865)
Common stock held in treasury, at cost (3.3 and 3.5 shares, respectively)	(127)	(133)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,643)	(3,826)
Stockholders’ equity attributable to non-controlling interests	3	4

Total stockholders’ deficit	(3,640)	(3,822)

Total liabilities and stockholders’ deficit	$7,084	$6,637

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended April 30,
(in millions)	2021	2020
Cash flows from operating activities
Net income (loss)	$91	$(65)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	68	70
Depreciation of equipment leased to others	35	29
Deferred taxes, including change in valuation allowance	7	(9)
Asset impairment charges	35	13
Amortization of debt issuance costs and discount	7	7
Stock-based compensation	12	13
Provision for credit losses	6	9
Equity in loss of non-consolidated affiliates, net of dividends	4	2
Other non-cash operating activities	(7)	(5)
Changes in other assets and liabilities	(290)	(182)

Net cash used in operating activities	(32)	(118)

Cash flows from investing activities
Capital expenditures	(137)	(90)
Purchases of equipment leased to others	(76)	(16)
Proceeds from sales of property and equipment	10	7
Purchases of equity investments	(143)	—
Proceeds from sales of investments and businesses	—	10

Net cash used in investing activities	(346)	(89)

Cash flows from financing activities
Proceeds from issuance of securitized debt	26	16
Principal payments on securitized debt	(28)	(30)
Net change in secured revolving credit facilities	241	(167)
Proceeds from issuance of non-securitized debt	15	620
Principal payments on non-securitized debt	(10)	(107)
Net change in notes and debt outstanding under revolving credit facilities	(127)	24
Debt issuance costs	(1)	(10)
Proceeds from exercise of stock options	1	3
Dividends paid by subsidiaries to non-controlling interest	(10)	(10)
Other financing activities	(2)	(2)

Net cash provided by financing activities	105	337

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2	(9)

Increase (decrease) in cash, cash equivalents and restricted cash	(271)	121
Cash, cash equivalents and restricted cash at beginning of the period	1,973	1,557

Cash, cash equivalents and restricted cash at end of the period	$1,702	$1,678

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) from continuing operations attributable to Navistar International Corporation, excluding income tax benefit (expense). The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2021
External sales and revenues, net	$1,466	$523	$129	$43	$1	$2,162
Intersegment sales and revenues	19	1	9	7	(36)	—

Total sales and revenues, net	$1,485	$524	$138	$50	$(35)	$2,162

Income (loss) from continuing operations attributable to NIC, net of tax	$189	$135	$36	$15	$(212)	$163
Income tax expense	—	—	—	—	(51)	(51)

Segment profit (loss)	$189	$135	$36	$15	$(161)	$214

Depreciation and amortization	$30	$1	$1	$20	$—	$52
Interest expense	—	—	—	11	51	62
Equity in loss of non-consolidated affiliates	(3)	—	—	—	—	(3)
Capital expenditures(B)	60	1	1	—	2	64

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2020
External sales and revenues, net	$1,385	$442	$47	$50	$1	$1,925
Intersegment sales and revenues	4	1	4	14	(23)	—

Total sales and revenues, net	$1,389	$443	$51	$64	$(22)	$1,925

Income (loss) from continuing operations attributable to NIC, net of tax	$(51)	$103	$(13)	$24	$(101)	$(38)
Income tax expense	—	—	—	—	(7)	(7)

Segment profit (loss)	$(51)	$103	$(13)	$24	$(94)	$(31)

Depreciation and amortization	$29	$2	$2	$15	$1	$49
Interest expense	—	—	—	20	43	63
Equity in income (loss) of non-consolidated affiliates	(2)	1	—	—	—	(1)
Capital expenditures(B)	28	—	1	—	2	31

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2021
External sales and revenues, net	$2,679	$988	$218	$88	$1	$3,974
Intersegment sales and revenues	43	3	15	13	(74)	—

Total sales and revenues, net	$2,722	$991	$233	$101	$(73)	$3,974

Income (loss) from continuing operations attributable to NIC, net of tax	$108	$246	$42	$27	$(342)	$81
Income tax expense	—	—	—	—	(33)	(33)

Segment profit (loss)	$108	$246	$42	$27	$(309)	$114

Depreciation and amortization	$59	$3	$2	$38	$1	$103
Interest expense	—	—	—	24	102	126
Equity in loss of non-consolidated affiliates	(4)	—	—	—	—	(4)
Capital expenditures(B)	129	1	1	2	4	137

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2020
External sales and revenues, net	$2,623	$934	$108	$96	$2	$3,763
Intersegment sales and revenues	8	2	11	25	(46)	—

Total sales and revenues, net	$2,631	$936	$119	$121	$(44)	$3,763

Income (loss) from continuing operations attributable to NIC, net of tax	$(109)	$222	$(13)	$41	$(215)	$(74)
Income tax expense	—	—	—	—	(2)	(2)

Segment profit (loss)	$(109)	$222	$(13)	$41	$(213)	$(72)

Depreciation and amortization	$56	$4	$4	$32	$3	$99
Interest expense	—	—	—	39	89	128
Equity in income (loss) of non-consolidated affiliates	(3)	1	—	—	—	(2)
Capital expenditures(B)	75	5	2	—	8	90

(A)

Total sales and revenues in the Financial Services segment include interest revenues of $26 million and $53 million for the three and six months ended April 30, 2021, respectively, and $40 million and $75 million for the three and six months ended April 30, 2020, respectively.

(B)	Exclusive of purchases of equipment leased to others.

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
April 30, 2021	$2,332	$629	$282	$2,493	$1,348	$7,084
October 31, 2020	1,619	663	216	2,191	1,948	6,637

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (loss):

We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Manufacturing Cash and Cash Equivalents:

Manufacturing cash and cash equivalents represent the Company’s consolidated cash and cash equivalents excluding cash and cash equivalents of our financial services operations. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.

Structural costs consist of Selling, general and administrative expenses and Engineering and product development costs.

EBITDA reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2021	2020	2021	2020
Net income (loss) attributable to NIC	$163	$(38)	$82	$(74)
Plus:
Depreciation and amortization expense	52	49	103	99
Manufacturing interest expense(A)	51	43	102	89
Less:
Income tax expense	(51)	(7)	(33)	(2)

EBITDA	$317	$61	$320	$116

(A)

Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the Manufacturing and Corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2021	2020	2021	2020
Interest expense	$62	$63	$126	$128
Less: Financial services interest expense	11	20	24	39

Manufacturing interest expense	$51	$43	$102	$89

Adjusted EBITDA Reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2021	2020	2021	2020
EBITDA (reconciled above)	$317	$61	$320	$116

Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	31	13	80	17
Asset impairment charges(B)	4	13	35	13
Restructuring of manufacturing operations(C)	2	—	23	1
MaxxForce Advanced EGR engine lawsuits(D)	1	1	1	1
TRATON merger costs(E)	6	—	16	—
Shy profit-sharing accrual(F)	2	—	4	—
TuSimple fair value adjustment(G)	(242)	—	(246)	—
EPA settlement(H)	77	—	77	—
Settlement gain(I)	—	—	—	(1)

Total adjustments	(119)	27	(10)	31

Adjusted EBITDA	$198	$88	$310	$147

Adjusted Net Income (Loss) attributable to NIC:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2021	2020	2021	2020
Net income (loss) attributable to NIC	$163	$(38)	$82	$(74)

Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	31	13	80	17
Asset impairment charges(B)	4	13	35	13
Restructuring of manufacturing operations(C)	2	—	23	1
MaxxForce Advanced EGR engine lawsuits (D)	1	1	1	1
TRATON merger costs(E)	6	—	16	—
Shy profit-sharing accrual(F)	2	—	4	—
TuSimple fair value adjustment(G)	(242)	—	(246)	—
EPA settlement(H)	77	—	77	—
Settlement gain(I)	—	—	—	(1)

Total adjustments	(119)	27	(10)	31
Tax effect (J)	28	1	1	—

Adjusted net income (loss) attributable to NIC	$72	$(10)	$73	$(43)

(A)

Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B)

In the second quarter and first half of 2021, we recorded $4 million and $35 million, respectively, of asset impairment charges in our Truck segment. The charges for the second quarter of 2021 include $3 million related to the Melrose Park Facility disposition and $1 million related to certain assets under operating leases. The charges for the first half of 2021 include $28 million related to the Melrose Park Facility disposition and $7 million related to certain assets under operating leases. In the second quarter and first half of 2020, we recorded $13 million of asset impairment charges comprised of $12 million of asset impairment charges related to long-lived assets in our Brazil asset group in our Global Operations segment and $1 million of asset impairment charges related to certain assets under operating leases in our Truck segment.

(C)

In the second quarter and first half of 2021, we recorded restructuring charges of $2 million and $23 million, respectively, in our Truck segment, related to the Melrose Park Facility disposition. In the first half of 2020, we recorded a restructuring charge of $1 million in our Truck segment.

(D)

In the second quarter and first half of 2021 and 2020, we recorded a charge of $1 million related to the MaxxForce Advanced EGR engine class action settlement and related litigation in our Truck segment.

(E)	In the second quarter and first half of 2021, we incurred $6 million and $16 million, respectively, of costs related to the proposed TRATON merger.
(F)	In the second quarter and first half of 2021, we recorded a $2 million and $4 million charge, respectively, related to the Shy profit-sharing litigation accrual.
(G)

In the second quarter and first half of 2021, we recorded a gain of $242 million and $246 million, respectively, related to a gain from an increase in fair value of our equity security investment in TuSimple.

(H)	In the second quarter and first half of 2021, we recorded a charge of $77 million related to a tentative EPA settlement in our Truck segment.
(I)

In the first half of 2020, we recorded interest income of $1 million, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate.

(J)	Tax effect is calculated by excluding the impact of the non-GAAP adjustments from the interim period tax provision calculations.

Manufacturing segment cash and cash equivalents reconciliation:

	As of April 30, 2021
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Total cash and cash equivalents	$1,197	$36	$1,233